UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials

                                  MOCON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

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          2)   Form, Schedule or Registration Statement No.:

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________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                              2003 ANNUAL MEETING




                                  MOCON, INC.
                            7500 BOONE AVENUE NORTH
                         MINNEAPOLIS, MINNESOTA 55428






TO THE SHAREHOLDERS OF MOCON, INC.:


     You are cordially invited to attend our Annual Meeting of Shareholders to be held on May 20, 2003, at 4:00 p.m., local time, at MOCON's headquarters which are located at 7500 Boone Avenue North, Minneapolis, Minnesota 55428.


     The formal Notice of Meeting, Proxy Statement and form of proxy are enclosed.


     Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy in the envelope provided as soon as possible so that your vote will be recorded.




                                        Very truly yours,


                                        /s/ Robert L. Demorest


                                        Robert L. Demorest
                                        CHAIRMAN OF THE BOARD,
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER


April 4, 2003











                         PLEASE SIGN, DATE AND RETURN
                          THE ENCLOSED PROXY PROMPTLY
                            TO SAVE US THE EXPENSE
                          OF ADDITIONAL SOLICITATION.

                                  MOCON, INC.
                            7500 BOONE AVENUE NORTH
                         MINNEAPOLIS, MINNESOTA 55428


                               ------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 2003

                               ------------------
TO THE SHAREHOLDERS OF MOCON, INC.:


     Notice is hereby given that the Annual Meeting of Shareholders of MOCON, Inc., a Minnesota corporation, will be held on May 20, 2003, at 4:00 p.m., local time, at MOCON's headquarters which are located at 7500 Boone Avenue North, Minneapolis, Minnesota 55428 for the following purposes:

   1. To elect eight directors to serve for the ensuing year or until their successors are elected and qualified.

   2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     The close of business on March 21, 2003 has been fixed as the record date for the determination of shareholders who are entitled to vote at the meeting or any adjournments thereof.

                                        By Order of the Board of Directors


                                        /s/ Dane D. Anderson


                                        Dane D. Anderson
                                        VICE PRESIDENT, CHIEF FINANCIAL
                                        OFFICER, TREASURER
                                        AND SECRETARY

Dated: April 4, 2003

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY IN THE REPLY ENVELOPE PROVIDED.

                                  MOCON, INC.
                            7500 BOONE AVENUE NORTH
                         MINNEAPOLIS, MINNESOTA 55428



                              ------------------
                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 20, 2003
                              ------------------
                                 INTRODUCTION

     The Annual Meeting of the shareholders of MOCON, Inc., a Minnesota corporation, will be held on May 20, 2003, at 4:00 p.m., local time, at MOCON's headquarters which are located at 7500 Boone Avenue North, Minneapolis, Minnesota 55428, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     A proxy card is enclosed for your use. You are solicited on behalf of our Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if your returned proxy card is mailed within the United States. We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, facsimile or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

     Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to our Secretary, by filing a revoking instrument or duly executed proxy bearing a later date with our Secretary, or by appearing at the Annual Meeting and voting in person. Proxies will be voted as specified by shareholders.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

     We expect that this Proxy Statement, the Proxy and Notice of Meeting will first be mailed to our shareholders on or about April 4, 2003.

                               VOTING OF SHARES

     Only holders of our common stock of record at the close of business on March 21, 2003 will be entitled to notice of, and to vote at, the Annual Meeting. On March 21, 2003, there were 5,412,669 shares of our common stock outstanding. Each outstanding share on that date entitles its holder to one vote, in person or by proxy, on each matter to be voted on at the Annual Meeting.

     The presence at the Annual Meeting, in person or by proxy, of the holders of thirty-three and one-third percent (33 1/3%) of the outstanding shares of our common stock entitled to vote at the meeting (1,804,223 shares) is required for a quorum for the transaction of business. In general, shares of our common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

     The election of a nominee for director and any other proposals that may come before the Annual Meeting described in this Proxy Statement, require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the meeting). Shares that are held by a person who abstains from voting on a particular matter are treated as present and entitled to vote on that matter, and therefore abstaining from voting on a matter has the same effect as a vote against the matter. If, however, a broker indicates on a proxy that it does not have authority to vote certain shares on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter. In other words, "broker non-votes" are not counted as either a vote for or against a matter.



                             ELECTION OF DIRECTORS
                                  PROPOSAL 1


NOMINATION
     Our Bylaws provide that the number of directors that we have shall be the number elected by the shareholders at the last annual meeting of shareholders or the number set by resolution of our Board of Directors. Eight directors were elected at our 2002 Annual Meeting of Shareholders and the Board has not passed any resolution changing this number and therefore we will be electing eight directors at our 2003 Annual Meeting. The Board has nominated the eight individuals identified below to serve as directors until the next annual meeting of the shareholders or until their respective successors have been elected and qualified. All of the nominees are current members of the Board.


BOARD RECOMMENDATION
     The Board recommends a vote FOR the election of each of the nominees identified below. In absence of other instructions, the proxies will be voted FOR the election of each of the nominees named below. If, prior to the meeting, the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES
     The following information has been furnished to us, as of March 20, 2003, by the persons who have been nominated for election to our Board of Directors.


                                                                                       DIRECTOR
   NAME OF NOMINEE      AGE                    PRINCIPAL OCCUPATION                     SINCE
--------------------   -----   ----------------------------------------------------   ---------
Robert L. Demorest      57     Chairman of the Board, President and Chief               1995
                               Executive Officer of MOCON

Dean B. Chenoweth       81     Retired Executive Vice President of Advantek, Inc.       1980

J. Leonard Frame        78     Chairman and Chief Executive Officer of Phoenix          1983
                               Solutions Co.

Paul L. Sjoquist        69     Registered Patent Attorney and Independent               1988
                               Consultant

Richard A. Proulx       69     Certified Public Accountant and Independent              1991
                               Consultant

Tom C. Thomas           43     Partner, Pillsbury Winthrop LLP                          1997

Ronald A. Meyer         52     Vice President of MOCON                                  2000

Daniel W. Mayer         52     Executive Vice President of MOCON                        2000


OTHER INFORMATION ABOUT NOMINEES
     Except as indicated below, there has been no change in principal occupations or employment during the last five years for the directors or nominees for election as directors.

     Mr. Robert L. Demorest has been our Chairman of the Board, President and Chief Executive Officer since April 2000. Prior to that time, Mr. Demorest had been our President for more than five years.

     Mr. Sjoquist has been an independent consultant since 1997, when he retired from the law firm of Palmatier, Sjoquist, Voigt & Christensen, P.A. where he had been a patent attorney for more than five years. Mr. Sjoquist has provided, and is expected to continue to provide, certain legal services for us.

     Mr. Thomas has been a partner at Pillsbury Winthrop LLP since March 2003. Prior to that time, Mr. Thomas had been a partner at Oppenheimer, Wolff & Donnelly LLP for more than five years. Oppenheimer, Wolff & Donnelly LLP has provided, and is expected to continue to provide, certain legal services for us.

     Mr. Ronald A. Meyer has been one of our Vice Presidents for more than five years. From 1995 to April 2000, Mr. Meyer also served as our Chief Financial Officer, Secretary and Treasurer.


INFORMATION ABOUT THE BOARD AND ITS COMMITTEES
     Our business and affairs are managed by the Board. The Board met five times during 2002. Committees established by the Board consist of the Audit Committee, the Compensation Committee and the Nominating Committee.

     The members of the Audit Committee during 2002 were Messrs. Proulx, Chenoweth and Frame. The functions of the Audit Committee include responsibility for reviewing our financial statements; overseeing the financial reporting and disclosures prepared by our management; making recommendations regarding, and monitoring compliance with, our financial controls; appointing, overseeing, and conferring with our outside auditors; and pre-approving all services provided to us by our outside auditors. The Audit Committee met four times during 2002.

     The members of the Compensation Committee during 2002 were Messrs. Frame and Sjoquist. The function of the Compensation Committee is to set the compensation for our executive officers, including those executive officers who are also directors, and set the terms of, and grants of awards under, our bonus plan and our 1998 Stock Option Plan and to act on other matters relating to compensation as it deems appropriate. The Compensation Committee met three times during 2002.

     The members of the Nominating Committee appointed in connection with the Annual Meeting were Messrs. Chenoweth and Thomas. The function of the Nominating Committee is to select nominees for the Board of Directors. The Nominating Committee will consider director nominations by shareholders. Shareholders who wish to make recommendations may submit names in writing to MOCON by the deadline for shareholder proposals, together with biographical information, the address and the telephone number of the proposed nominee. The Nominating Committee did not meet during 2002, and took action by written consent once during 2002.

     All of our directors attended 75% or more of the aggregate meetings of the Board and all committees on which they served.


AUDIT COMMITTEE REPORT
     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the following report of the Audit Committee will not be deemed to be incorporated by reference into any such filing.


MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE
     The Audit Committee consists of Messrs. Proulx, Chenoweth and Frame, each of whom is a member of our Board of Directors and qualifies as "independent" as defined under the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter adopted by our Board of Directors. This charter was attached to the proxy statement that we sent to our shareholders in connection with our 2001 Annual Meeting of Shareholders.

     The primary function of the Audit Committee is to provide advice with respect to our financial matters and to assist our Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. In fulfilling its primary function, our Audit Committee:

   o monitors the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

   o monitors the independence and performance of our independent auditors;
     and

   o provides an avenue of communication among the independent auditors, management, and our Board of Directors.

     Management is responsible for our internal controls and financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards, and issuing a report on our financial statements. The Audit Committee monitors and oversees these processes.

REVIEW OF OUR AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED
 DECEMBER 31, 2002
     The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2002 with members of our management team. The Audit Committee has discussed with KPMG LLP, our independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with them. The Audit Committee believes that the provision by KPMG LLP of services other than auditing and review of our quarterly financial statements is compatible with the maintenance by KPMG LLP of its independence from us.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the SEC.

                                        AUDIT COMMITTEE

                                        Richard A. Proulx, Chairman
                                        Dean B. Chenoweth
                                        J. Leonard Frame


DIRECTOR COMPENSATION

     DIRECTORS' FEES. During 2002, non-employee directors each received a retainer fee of $600 per month without regard to the number of Board or committee meetings held or attended by such director, along with an additional $400 for each Board meeting or committee meeting attended in person. In addition, the Chairman of the Audit Committee received a fee of $100 per month, effective June 1, 2002.

     DIRECTORS' OPTIONS. On December 5, 2002, each non-employee director (a total of five directors) received an option to purchase 3,000 shares of our common stock at an exercise price of $7.295 per share, which was the average of the high and low price of a share of our common stock on that date. Each option becomes exercisable December 5, 2003 and remains exercisable until December 5, 2012 in accordance with the provisions of our 1998 Stock Option Plan.

     DIRECTOR RETIREMENT PLAN. On March 23, 1988, the Board adopted a retirement plan for our non-employee directors. Pursuant to this retirement plan, all non-employee directors who have served on our Board of Directors for at least five years will, upon retirement, receive an amount equal to the annual retainer fee such director would have been entitled to receive during the fiscal year in which such director's retirement occurs, provided that such payment will not be made to a director who, following his or her retirement, continues to serve as a consultant to us. Any amount payable under this retirement plan will be paid in four installments at the end of each of the four fiscal quarters following retirement. As of December 31, 2002, all of our current non-employee directors were eligible to receive payments pursuant to this retirement plan upon their retirement from the Board.

         PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT


     The following table sets forth information regarding the beneficial ownership of our common stock as of March 20, 2003 unless otherwise noted (a) by each shareholder who is known to us to own beneficially more than 5% of the outstanding shares of our common stock, (b) by each director and each executive officer named in the Summary Compensation Table and (c) by all of our executive officers and directors as a group.


                                                                                       SHARES OF COMMON STOCK
                                                                                     BENEFICIALLY OWNED (1)(2)
                                                                             ------------------------------------------
NAME                                                                               AMOUNT          PERCENT OF CLASS (3)
--------------------------------------------------------------------------   ------------------   ---------------------
Fenimore Asset Management, Inc./Thomas O. Putnam .........................         432,499 (4)              8.0%
FMR Corp. ................................................................         356,100 (5)              6.6%
Robert L. Demorest .......................................................         280,125 (6)              5.1%
Dane D. Anderson .........................................................          50,501 (7)                *
Douglas J. Lindemann .....................................................          32,125 (8)                *
Daniel W. Mayer ..........................................................         133,978 (9)              2.4%
Ronald A. Meyer ..........................................................         138,379(10)              2.5%
Dean B. Chenoweth ........................................................          49,591(11)                *
J. Leonard Frame .........................................................          14,816(12)                *
Richard A. Proulx ........................................................          16,625(11)                *
Paul L. Sjoquist .........................................................          15,427(11)                *
Tom C. Thomas ............................................................           7,500(11)                *
All current directors and executive officers as a group (10 persons) .....         739,067(13)             12.8%

------------------
 *  Less than 1%.

 (1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

 (2) Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

 (3) Based on 5,412,669 shares of our common stock outstanding as of March 20, 2003.

 (4) This information is based solely on a Schedule 13G/A that was filed with the SEC jointly by Thomas O. Putnam ("Putnam") and Fenimore Asset Management, Inc. ("Fenimore") on February 14, 2003. According to such Schedule, Putnam has sole voting and sole dispositive power with respect to 9,112 shares and Putnam shares voting and dispositive power with Fenimore with respect to 423,387 shares. Fenimore is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The address of both Putnam and Fenimore is 384 N. Grand Street, Box 310, Cobleskill, NY 12043.

 (5) This information is based solely on a Schedule 13G filed with the SEC February 13, 2003. According to such schedule, FMR has sole investment power of all such shares, but neither sole nor shared voting power for such shares. FMR's address is 82 Devonshire Street, Boston, MA 02109.

 (6) Includes 128,500 shares that Mr. Demorest has the right to acquire within 60 days upon the exercise of stock options. Also includes 118,675 shares owned beneficially by Mr. Demorest and his wife jointly as to which he shares voting and investment power. Also includes 1,500 shares held in trust for his children.

 (7) Includes 50,000 shares that Mr. Anderson has the right to acquire within 60 days upon exercise of stock options.

 (8) Includes 30,625 shares that Mr. Lindemann has the right to acquire within 60 days upon the exercise of stock options. Also includes 1,500 shares owned beneficially by certain trusts as to which he shares voting and investment power.

 (9) Includes 67,000 shares that Mr. Mayer has the right to acquire within 60 days upon the exercise of stock options.

(10) Includes 39,500 shares that Mr. Meyer has the right to acquire within 60 days upon the exercise of stock options. Also includes 98,879 shares owned beneficially by certain trusts as to which he shares voting and investment power.

(11) Includes 7,000 shares that such directors have the right to acquire within 60 days upon the exercise of stock options.

(12) Includes 7,000 shares that Mr. Frame has the right to acquire within 60 days upon the exercise of stock options. Also includes 7,816 shares owned beneficially by Mr. Frame and his wife jointly as to which he shares voting and investment power.

(13) Includes an aggregate of 350,625 shares that certain directors and executive officers have the right to acquire within 60 days upon the exercise of stock options. Includes an aggregate of 228,370 shares as to which voting and investment power are shared or may be deemed to be shared by certain directors and executive officers.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by our Chief Executive Officer and our three other most highly compensated executive officers whose salary and bonus exceeded $100,000 in the last fiscal year.


                          SUMMARY COMPENSATION TABLE


                                                                                                LONG-TERM
                                                                                               COMPENSATION
                                                                                              -------------
                                                         ANNUAL COMPENSATION                    SECURITIES      ALL OTHER
                                         --------------------------------------------------     UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION      YEAR        SALARY ($)        BONUS ($)(1)      OTHER (2)     OPTIONS (#)        ($)(3)
-----------------------------   ------   -----------------   ----------------   -----------   -------------   -------------
Robert L. Demorest              2002        $  201,170         $   82,844          $3,468        25,000           $2,994
 Chairman of the Board,         2001           200,396            106,651(4)        2,771        40,000            2,577
 President and Chief            2000           166,215             71,303           1,124        39,000            1,960
 Executive Officer

Dane D. Anderson                2002        $  136,296(5)      $   35,464          $9,252        12,000           $1,193
 Vice President and             2001           128,628(5)          40,031           8,683        17,500              958
 Chief Financial Officer,       2000            87,018(5)          19,958               0        12,500            1,157
 Treasurer and Secretary

Douglas J. Lindemann            2002        $  121,458         $   25,763          $7,980        10,000           $1,383
 Vice President and             2001           115,068             33,761           7,693        12,000            1,349
 General Manager                2000            95,252             18,781               0        10,000            1,151

Daniel W. Mayer                 2002        $  164,087(5)      $   40,766          $9,742        12,000           $2,999
 Executive Vice                 2001           153,217(5)          47,846           8,912        17,500            2,637
 President and Chief            2000           136,834(5)          44,463               0        17,500            2,292
 Technical Officer

------------------
(1) Cash bonuses for services rendered have been included as compensation for the year earned, even though such bonuses were actually paid in the following year. Except as otherwise provided herein, all bonuses were payable pursuant to our Incentive Pay Plan (Bonus Plan). Under our Bonus Plan, participants can earn bonuses if we achieve certain established profit goals, as is more fully described below under the heading "Compensation Committee Report on Executive Compensation."

(2) "Other Annual Compensation" represents the personal portion of automobile usage.

(3) "All Other Compensation" includes contributions that we made under our Salary Reduction Plan. Under the Salary Reduction Plan, participants may voluntarily request that we reduce his or her pre-tax compensation by up to 75% (subject to certain special limitations) and contribute such amounts to a trust. We contributed an amount equal to 25% of the first 6% of the amount that each participant contributed under this plan during the period from July 1, 2000 to December 31, 2002. From January 1, 2000 to July 1, 2000 we contributed an amount equal to 20% of the first 6% of the amount that each participant contributed under this plan.

(4) The bonus amount for Mr. Demorest includes $15,295, which represents the fair market value of an automobile that was transferred to him by the Company.

(5) Includes for 2002 $4,543 and $9,473, for 2001 $8,413 and $6,203 and for
    2000 $5,145 and $2,371 paid to Mr. Anderson and Mr. Mayer, respectively, as compensation for forfeited vacation.

OPTION GRANTS AND EXERCISES
     The following tables summarize option grants to, and exercises by, our executive officers named in the "Summary Compensation Table" during 2002 and the potential realizable value of the options held by such persons as of December 31, 2002.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       POTENTIAL REALIZABLE
                                                     INDIVIDUAL GRANTS                                   VALUE AT ASSUMED
                         -------------------------------------------------------------------------     ANNUAL RATES OF STOCK
                                                     PERCENT OF TOTAL                                   PRICE APPRECIATION
                           NUMBER OF SECURITIES      OPTIONS GRANTED     EXERCISE OR                    FOR OPTION TERM(2)
                                UNDERLYING             TO EMPLOYEES      BASE PRICE     EXPIRATION   ----------------------------
NAME                      OPTIONS GRANTED (#)(1)      IN FISCAL YEAR       ($/SH)          DATE           5%           10%
----------------------   ------------------------   -----------------   ------------   -----------   -----------   -----------
Robert L. Demorest               25,000                     15%              7.30        12/5/12      $114,896      $289,976
Dane D. Anderson                 12,000                      7%              7.30        12/5/12        55,150       139,189
Douglas J. Lindemann             10,000                      6%              7.30        12/5/12        45,959       115,991
Daniel W. Mayer                  12,000                      7%              7.30        12/5/12        55,150       139,189

------------------
(1) All the options granted to executives were granted under our 1998 Stock Option Plan. Options become exercisable under the plan so long as executives remain employed by us or one or more of our subsidiaries. To the extent not already exercisable, options granted under the 1998 Plan become immediately exercisable in full if we were to experience a change in control, provided that, upon such a change in control, the Compensation Committee may determine that holders of options granted under the 1998 Plan will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price of such options. These options were granted on December 5, 2002 and were fully vested on that date.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent upon the future performance of our common stock, overall market conditions and the executive's continued employment with us. The amounts represented in this table might not necessarily be realized.


                        AGGREGATED OPTION EXERCISES IN
                   LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                             SHARES                                 YEAR-END (#)           AT FISCAL YEAR-END ($)(3)
                          ACQUIRED ON          VALUE       ----------------------------- -----------------------------
NAME                    EXERCISE (#)(1)   REALIZED ($)(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------- ----------------- ----------------- ------------- --------------- ------------- --------------
Robert L. Demorest            0                 0             128,500             0         $78,622        $    0
Dane D. Anderson              0                 0              49,375         1,250          21,872         1,781
Douglas J. Lindemann          0                 0              30,000         5,000          12,994         5,953
Daniel W. Mayer               0                 0              67,000             0          44,078             0

------------------
(1) The exercise price of options granted under our 1992 Stock Option Plan or 1998 Stock Option Plan may be paid in cash, shares of our common stock valued at fair market value on the date of exercise, or by providing irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. See "Executive Compensation and Other Benefits -- Change in Control Arrangements."

(2) The "Value Realized" is calculated as the excess of the market value of our common stock on the date of exercise or December 31, 2002, as the case may be, over the exercise price. The market price of our common stock as of December 31, 2002 was calculated as the average of the high and low sales prices as quoted on the Nasdaq National Market System. The exercise price of outstanding options range from $5.156 to $11.625 per share.

(3) The value is calculated as the excess of the market value of our common stock on December 31, 2002 ($7.05), calculated as the average of the high and low sales prices as quoted on the Nasdaq National Market System, over the exercise price per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.


EQUITY COMPENSATION PLAN INFORMATION
     The following table summarizes our equity compensation plan information as of December 31, 2002:


                                                                                              NUMBER OF SECURITIES
                                                                                             REMAINING AVAILABLE FOR
                                    NUMBER OF SECURITIES TO       WEIGHTED AVERAGE            FUTURE ISSUANCE UNDER
                                    BE ISSUED UPON EXERCISE       EXERCISE PRICE OF         EQUITY COMPENSATION PLANS
                                    OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES REFLECTED
PLAN CATEGORY                         WARRANTS AND RIGHTS        WARRANTS AND RIGHTS          IN THE FIRST COLUMN)
--------------------------------   -------------------------   ----------------------   --------------------------------
Equity compensation plans
 approved by security holders               686,587                    $ 6.89                        384,260
Equity compensation plans not
 approved by security holders                  --                         --                            --
                                            -------                    ------                        -------
Total                                       686,587                    $ 6.89                        384,260

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Composed entirely of outside directors, the Compensation Committee of the Board of Directors meets three to six times per year and is responsible for establishing the compensation for our executive officers and for administering our compensation and stock option plans in which these individuals and other key employees participate. The members of our Compensation Committee during 2002 were J. Leonard Frame and Paul L. Sjoquist. A more complete description of the functions of the Compensation Committee is set forth under the caption "Election of Directors -- Information About the Board and its Committees."

     COMPENSATION PHILOSOPHY AND OBJECTIVES. Our executive compensation philosophy is to link executive compensation directly to earnings performance and therefore to increases in shareholder value. The objectives of our executive compensation program are to:

   o Reward the achievement of our desired earnings and individual performance goals;

   o Provide compensation that is competitive with other companies of comparable size and performance so that we can attract and retain key executives; and

   o Link compensation to the performance of our common stock so that the interests of executives are linked with those of our shareholders.

     Our executive compensation program provides a level of compensation that is competitive for companies of comparable profitability, complexity and size. In determining compensation levels, competitive compensation data, including compensation data for some of the companies included in our peer group used in the Stock Performance Graph, as well as other companies, is reviewed by the Compensation Committee. The Compensation Committee ultimately determines the proper level of compensation, which may be greater or less than competitive levels in this survey data, based upon factors such as our annual and long-term performance as well as the performance of the executive. Consistent with our compensation philosophy of linking executive compensation to our financial performance, bonus payments to executives were reduced in 2002 as a result of our lower profitability levels. The Compensation Committee feels, however, that Mr. Demorest and the other executive officers performed well in a difficult economy.

     EXECUTIVE COMPENSATION PROGRAM COMPONENTS. Our executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses, and long-term incentive compensation in the form of stock options. The Compensation Committee uses its discretion to establish executive compensation at levels which, in its judgment, are warranted by external and internal factors, as well as an executive's individual circumstances. As a result, actual compensation levels may be greater or less than the compensation levels at the companies used in the comparative analysis based upon our annual and long-term performance as well as the performance of each individual executive. The particular elements of the compensation program are discussed more fully below.


     BASE SALARY. Base salary levels of executives are determined by taking into account an executive's level of responsibility, prior experience, competitive market data, the skills and experiences required by the position and the individual's performance. The base salary of Mr. Robert Demorest and each executive officer is reviewed periodically and changes are made based on the foregoing factors. Mr. Demorest's current annual salary is $210,000, which is five percent more than the salary paid to Mr. Demorest in 2002.

     ANNUAL INCENTIVE COMPENSATION. Annual cash bonuses are paid under our bonus plan to our executives and are designed to provide a direct financial incentive to executives to achieve our profit goals. These goals are measured by annual net income before income taxes and incentives for Mr. Demorest, Mr. Anderson, Mr. Mayer, and Mr. Meyer, who have overall corporate responsibilities, and by semi-annual operating profit before incentives by business units for Mr. Lindemann, who is in charge of specific business units. The base bonus amount for Mr. Demorest was set at 65% of his base salary for 2002 and is currently set at 65% of his base salary for 2003. The base bonus amounts for our other executive officers range from 25% to 40% of base salary. Bonuses are paid if we achieve our profit goals, which are set from time to time by our Compensation Committee. To the extent that our profits are less than or greater than established goals, the actual bonus amounts paid to our employees who participate in our bonus plan is proportionally reduced or increased but may not exceed 150% of the base bonus amount. The bonus amount received by each of Mr. Demorest, Mr. Anderson, Mr. Lindemann, Mr. Mayer, and Mr. Meyer for 2002 was $82,844, $35,464, $25,763, $40,766, and $6,344,
respectively.

     LONG-TERM INCENTIVE COMPENSATION. Stock options are used to enable key executives to participate in a meaningful way in our success and to link their interests directly with those of our shareholders. The number of stock options granted to executives is based upon a number of factors, including base salary level, the number of options previously granted, our performance and the performance of the executive during the year. Based upon these factors, Mr. Demorest, Mr. Anderson, Mr. Lindemann, Mr. Mayer, and Mr. Meyer were granted options to purchase a total of 25,000, 12,000, 10,000, 12,000, and 4,000, respectively, during 2002.

     SECTION 162(m). The Omnibus Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code which limits corporate deductions to $1,000,000 for certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of publicly held companies. We do not believe that we will pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 in the foreseeable future. Therefore, we do not have a policy at this time regarding qualifying compensation paid to our executive officers for deductibility under Section 162(m), but will consider adopting such a policy if compensation levels ever approach $1,000,000.

                                        COMPENSATION COMMITTEE
                                        J. Leonard Frame
                                        Paul L. Sjoquist


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The members of our Compensation Committee during 2002 were J. Leonard Frame and Paul L. Sjoquist. Mr. Sjoquist has provided, and is expected to continue to provide, certain legal services for us. Fees paid to Mr. Sjoquist for the legal services he provided to us in 2002 were approximately $33,000.

STOCK PERFORMANCE GRAPH

     The following line-graph provides a five-year comparison of the cumulative returns for an investment in us, the S&P 500 Index and an index comprised of our peer companies. Our peer group consists of companies that operate in similar industries and with similar market capitalization. The total cumulative return (change in the year-end stock price plus reinvested dividends) is based on the investment of $100 made on December 31, 1997 in each of our common stock, the S&P 500 Index and an index comprised of our peer group. Total cumulative return for each company in our peer group is weighted according to market capitalization at the beginning of each year. The following companies that were originally included in our peer group were purchased between 1998 and 2002 and are therefore no longer included when calculating the return of the index comprised of our peer group: BEI Medical Systems Company, Inc., CEM Corp., Media Logic Inc., Moore Products Co., TSI, Inc.-MN, Daniel Industries, Instron Corp., and Unit Instruments, Inc.


                               FIVE-YEAR COMPARISON


                                    [GRAPH]

                               MOCON         S&P 500       Peer Group*
              Year          Plot Points    Plot Points     Plot Points
              ----          -----------    -----------     -----------
              1997            100.00          100.00          100.00
              1998             53.76          128.58           43.09
              1999             58.07          155.63           44.52
              2000             65.21          141.46          141.31
              2001             99.90          124.65           56.09
              2002             75.41           97.10           38.04


------------------
*Hurco Companies, Inc., Input/Output Inc., K-Tron International, Inc., Integral Vision, Inc., MTS Systems Corp., Newport Corp.

CHANGE IN CONTROL ARRANGEMENTS
     If we experience a change in control, stock options granted under our 1992 Stock Option Plan and 1998 Stock Option Plan that are then outstanding will become immediately exercisable in full and will remain exercisable for the remainder of their terms regardless of whether or not the plan participants remain employed by us or one of our subsidiaries. In addition, in the event of a change in control, the Compensation Committee may determine that some or all participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value immediately prior to the effective date of a change in control over the exercise price per share of the options. The term "change in control" includes:


   o the sale or other disposition of substantially all of our assets;


   o a person becomes the beneficial owner of certain thresholds of our common stock (which such thresholds are more fully explained in the plans);


   o a merger in which our shareholders hold less than 50% of the combined voting power of the corporation surviving the merger;


   o certain changes in the composition of our Board of Directors;


   o the approval by our shareholders of a plan providing for our liquidation or dissolution; or


   o a change that we would be required to report on an SEC filing.


EXECUTIVE SEVERANCE AGREEMENTS
     We have a written Executive Severance Agreement with each of Robert Demorest, Daniel Mayer, Dane Anderson and Douglas Lindemann. These agreements require us to make severance payments to these executive officers if their employment with us is terminated under certain circumstances. If a termination of employment occurs in connection with us experiencing a change in control, then the executive officer may be entitled to a lump sum cash payment equal to two times his annual salary if certain conditions set forth in the severance agreement are met. If we terminate the executive's employment for reasons unrelated to a change of control and other than for "cause" (as defined in the severance agreement), the executive may be entitled to a lump sum cash payment equal to his annual salary.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of our directors and executive officers, and each person who own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and of our other equity securities. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based on review of the copies of such reports furnished to us during the period ended December 31, 2002, and based on representations by such persons, all of our executive officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements.

                             INDEPENDENT AUDITORS


     KPMG LLP served as our independent auditor during 2002. We expect that KPMG LLP will continue to serve as our auditor during 2003.


AUDIT FEES
     KPMG LLP's fees for our 2002 annual audit and reviews of our quarterly financial statements were approximately $89,000.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
     KPMG LLP did not render any services to us in 2002 with respect to financial information systems design and implementation.


ALL OTHER FEES
     KPMG LLP's fees for all other 2002 services, consisting entirely of tax preparation services, were approximately $43,000.

     A representative of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.



                   HOUSEHOLDING OF ANNUAL MEETING MATERIALS
                   ----------------------------------------

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our Proxy Statement for the 2003 Annual Meeting or Annual Report to Shareholders may have been sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to MOCON, Inc., Attention: Chief Financial Officer, 7500 Boone Avenue North, Minneapolis, MN 55428 telephone:
(763) 493-6370. Any shareholder who wants to receive separate copies of a Proxy Statement or Annual Report to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder's bank, broker, or other nominee record holder, or the shareholder may contact MOCON at the above address and phone number.



                 SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Proposals of shareholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by us at our principal executive offices on or before December 5, 2003.


     A shareholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by February 18, 2004. If a shareholder fails to provide notice by this date, then the persons named as proxies in the proxies that we solicit for the next Annual Meeting will have discretionary authority to vote on the proposal.

                                 OTHER MATTERS

     Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.



                                 MISCELLANEOUS

     WE WILL FURNISH WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 TO EACH PERSON WHO WAS SHAREHOLDER OF OURS AS OF MARCH 21, 2003, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: 7500 BOONE AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55428; ATTN:
SHAREHOLDER INFORMATION.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ Dane D. Anderson

                                        Dane D. Anderson
                                        VICE PRESIDENT, CHIEF FINANCIAL
                                        OFFICER, TREASURER AND SECRETARY

Minneapolis, Minnesota
April 4, 2003

                                  [MOCON LOGO]



                                  MOCON, INC.

                        ANNUAL MEETING OF SHAREHOLDERS

                             TUESDAY, MAY 20, 2003
                                   4:00 P.M.

                                  MOCON, INC.
                            7500 BOONE AVENUE NORTH
                             MINNEAPOLIS, MINNESOTA



[MOCON LOGO] MOCON, INC.
             7500 BOONE AVENUE NORTH
             MINNEAPOLIS, MINNESOTA 55428                                  PROXY
--------------------------------------------------------------------------------
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Robert L. Demorest and Dane D. Anderson, and each of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of MOCON, Inc. held of record by the undersigned on March 21, 2003, at the Annual Meeting of Shareholders to be held on May 20, 2003, or any adjournment, thereof.
















                  (CONTINUED AND TO BE SIGNED ON THE REVERSE.)

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to MOCON, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.












          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED
                                    STATES.


             PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE [X]
                               PLEASE DETACH HERE


1. ELECTION OF DIRECTORS:
 01  Robert L. Demorest    05  Richard A. Proulx     [ ]  Vote FOR all        [ ]  Vote WITHHELD
 02  Dean B. Chenoweth     06  Tom C. Thomas              nominees (except         from all nominees
 03  J. Leonard Frame      07  Ronald A. Meyer            as marked below)
 04  Paul L. Sjoquist      08  Daniel W. Mayer


(INSTRUCTIONS: TO WITHHOLD AUTHORITY        -----------------------------------
TO VOTE FOR ANY INDIVIDUAL NOMINEE,        |                                   |
WRITE THE NUMBER(S) OF THE NOMINEE(S)       -----------------------------------
IN THE BOX PROVIDED TO THE RIGHT.)


2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE.


Address Change? Mark Box   [ ]          Date: __________________________,2003

Indicate changes below:                 ---------------------------------------
                                       |                                       |
                                       |                                       |
                                        ---------------------------------------
                                        Signature(s) in Box
                                        Please sign exactly as name appears
                                        at left. When shares are held by joint
                                        tenants, both should sign. When
                                        signing as attorney, executor,
                                        administrator, trustee or guardian,
                                        please give full title as such. If
                                        a corporation, please sign in full
                                        corporate name by President or other
                                        authorized officer. If a partnership,
                                        please sign in partnership name by
                                        authorized person.